Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-102601, 333-89892, 333-54836, 333-44626, 333-39366, 333-112912, 333-123979, 333-130043 and 333-152478 on Form S-8 of our report dated August 10, 2010, relating to the consolidated financial statements of Linkage Technologies Investment Limited and subsidiaries, appearing in this Current Report on Form 8-K/A of AsiaInfo-Linkage, Inc. dated September 10, 2010.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, China

September 10, 2010